Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statements (Forms S-8 Nos. 333-191992, 333-203097, 333-210185, 333-216388, 333-223292, 333-229848, 333-236630, 333-253363, 333-263116, and 333-270147) pertaining to the 2008 Stock Plan, 2013 Stock Incentive Plan, and 2023 Equity Incentive Plan of Veracyte, Inc.,
(2)Registration Statements (Forms S-8 Nos. 333-205206 and 333-240214) pertaining to the Amended and Restated Employee Stock Purchase Plan of Veracyte, Inc., and
(3)Registration Statement (Form S-3 No. 333-252681) of Veracyte, Inc.;

of our reports dated February 29, 2024, with respect to the consolidated financial statements of Veracyte, Inc. and the effectiveness of internal control over financial reporting of Veracyte, Inc. included in this Annual Report (Form 10-K) of Veracyte, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

San Diego, California
February 29, 2024